   As filed with the Securities and Exchange Commission on November    , 1997
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          U.S.A. FLORAL PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
             Delaware                                   52-2030697
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

  1025 Thomas Jefferson Street, N.W.
            Suite 600 East
       Washington, D.C. 20007                             19406
(Address of Principal Executive Offices)                (Zip Code)


                          U.S.A. FLORAL PRODUCTS, INC.
                         1997 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                                      and
                          U.S.A. FLORAL PRODUCTS, INC.
                    1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (Full Title of the Plan)
                                      and
                          U.S.A. FLORAL PRODUCTS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             MR. ROBERT J. POIRIER
                Chairman, President and Chief Executive Officer
                          U.S.A. Floral Products, Inc.
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 600 East
                             Washington, D.C. 20007
                    (Name and Address of Agent for Service)
                                 (202) 333-0800
         (Telephone Number, Including Area Code, of Agent for Service)
                            -----------------------
                         Copy of all communications to:
                             DAVID A. GERSON, ESQ.
                          Morgan, Lewis & Bockius LLP
                               One Oxford Centre
                             Pittsburgh, PA  15219
                                 (412) 560-3300

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                         Proposed maximum    Proposed maximum
 Title Of Securities     Amount to be     offering price        aggregate          Amount of
  To Be Registered        registered       per share (1)    offering price (1)  registration fee
------------------------------------------------------------------------------------------------
Common Stock, $.001    2,626,600 shares       $17.4375         $45,801,338            $13,880
 par value
================================================================================================

     (1) Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on November 7, 1997 as reported on the Nasdaq National Market

================================================================================

               This Registration Statement on Form S-8 (the "Registration Statement") filed by U.S.A. Floral Products, Inc. (the "Registrant") relates to shares (the "Shares") of the Registrant's Common Stock, par value $.001 per share, (the "Common Stock") and issuable pursuant to (i) the U.S.A. Floral Products, Inc. 1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan"), (ii) the U.S.A. Floral Products, Inc. 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan") and (iii) the Employee Stock Purchase Plan (the "Stock Purchase Plan").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

          The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

               (a) The final prospectus filed on October 14, 1997 (the "Prospectus") pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

               (b) The Registrant's 1997 Long-Term Incentive Plan, filed as
          Exhibit 10.10 of the Registration Statement on Form S-1 (File No. 333-33131);

               (c) The Registrant's 1997 Non-Employee Directors' Stock Plan, filed as Exhibit 10.11 of the Registration Statement on Form S-1 (File No. 333-33131);

               (d) The Registrant's 1997 Employee Stock Purchase Plan, filed as Exhibit 10.12 of the Registration Statement on Form S-1 (File No. 333-33131); and

               (e) The description of the Common Stock of the Registrant set forth on the Registration Statement on Form 8-A, filed by the Registrant with the Commission on September 23, 1997 to register the Common Stock under the Securities Exchange Act of 1934.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     Item 4.  Description of Securities.
              -------------------------

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

          The financial statements of the Registrant as of June 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of The Roy Houff Company, Bay State Florist Supply, Inc. and Flower Trading Corporation, N.V. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of American Florist Supply, Inc. Monterey Bay Bouquet, Inc. Bay Area Bouquets, Inc. and Alpine Gem Flower Shippers, Inc. as of December 31, 1995 and 1996 and for the years then ended included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.


          The financial statements of United Wholesale Florists, Inc. and United Wholesale Florists of America, Inc. as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of CFX, Inc. as of December 31 1996 and for the year then ended included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of CFX, Inc. as of December 31, 1994 and 1995 and for the years then ended included in the Prospectus have been so included in reliance on the report of Madsen, Sapp, Mena, Rodriguez & Co., P.A., independent accountants, given on the authority of said firm as experts in auditing and accounting.


     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

          Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 10 of the registrant's Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

          Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 7 of the registrant's Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 7 further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant maintains directors' and officers' liability insurance.

          Under Section 7 of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 hereto.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

          Not applicable.

     Item 8.  Exhibits.
              --------

          The exhibits filed as part of this Registration Statement are as follows:


     Exhibit
     Number              Exhibit
     ------              -------

       5.01  Opinion of Morgan, Lewis & Bockius LLP

      23.01  Consent of Price Waterhouse LLP

      23.02  Consent of Madsen, Sapp, Mena, Rodriguez & Co.

      23.03  Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)


     Item 9.  Undertakings.
              ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           [signatures on next page]

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 7th day of November, 1997.

                           U.S.A. FLORAL PRODUCTS, INC.


                           By:   /s/ ROBERT J. POIRIER
                                 -------------------------------------
                                 Robert J. Poirier
                                 Chairman of the Board, President and Chief
                                 Executive Officer (Principal Executive Officer)


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints Robert J. Poirier, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                         Capacity                       Date
        ---------                         --------                       ----
/s/ Robert J. Poirier      Chairman of the Board, President        November 7, 1997
-------------------------  and Chief Executive Officer
 Robert J. Poirier         (Principal Executive Officer)

/s/ Raymond C. Anderson    Vice President and                      November 7, 1997
-------------------------  Chief Financial Officer (Principal
Raymond C. Anderson        Financial and Accounting Officer)

/s/ Jonathan J. Ledecky    Director                                November 7, 1997
-------------------------
Jonathan J. Ledecky

/s/ Vincent W. Eades       Director                                November 7, 1997
-------------------------
Vincent W. Eades

/s/ Edward J. Mathias      Director                                November 7, 1997
-------------------------
Edward J. Mathias

/s/ John A. Quelch         Director                                November 7, 1997
-------------------------
John A. Quelch


                               INDEX TO EXHIBITS




     Exhibit
     Number                     Exhibit
     ------                     -------

      5.01        Opinion of Morgan, Lewis & Bockius LLP

     23.01        Consent of Price Waterhouse LLP

     23.02        Consent of Madsen, Sapp, Mena, Rodriguez & Co.

     23.03        Consent of Morgan, Lewis & Bockius LLP (included in
                 Exhibit 5.1)